Exhibit 99.1

Specialty Laboratories Announces Changes in Senior Management

Kevin R. Sayer to Resign as Chief Financial Officer; Vicki DiFrancesco Appointed as Senior Vice President of Sales and Marketing

Valencia, Calif., May 3, 2005 — Specialty Laboratories, Inc. (NYSE:SP) (Specialty), a leading hospital-focused clinical reference laboratory, today announced several changes in its executive management team.  The company announced that Kevin R. Sayer has submitted his resignation as chief financial officer to pursue other opportunities.  The resignation is effective May 16, 2005, and will follow the filing of the company’s Form 10-Q for the first quarter and the company’s annual shareholder meeting on May 12.

The company also announced that it has appointed Victoria DiFrancesco, an experienced clinical laboratory executive, as senior vice president of sales and marketing, effective on or before June 1, 2005.  Ms. DiFrancesco succeeds Mark R. Willig, who headed up Specialty’s sales efforts since 2002.

“On behalf of Specialty’s Board of Directors and all its employees, I extend our sincere gratitude to Kevin and Mark for their many contributions to Specialty,” said Richard K. Whitney, chairman of Specialty’s Board of Directors.  “Under their leadership, Specialty has regained its sales momentum and strengthened its leadership position as a national provider of specialized clinical testing.  We wish both Kevin and Mark the very best in their future pursuits.

Ms. DiFrancesco brings to Specialty more than 20 years of experience in the clinical laboratory and diagnostics industries, including 10 years of executive management experience leading the hospital sales programs of large national clinical laboratories.  Most recently, Ms. DiFrancesco served as vice president of hospital sales and marketing at Quest Diagnostics, Inc., overseeing a specialized sales and service organization responsible for annual revenues of approximately $600 million.  From 1997 to 2002, she held several executive positions, including executive vice president of sales, at American Medical Laboratories, Inc., a clinical reference laboratory specialized in esoteric testing services for hospitals.  From 1990 to 1997, Ms. DiFrancesco held responsibilities in field sales and sales management at Laboratory Corporation of America, Inc. (formerly National Health Laboratories, Inc.).

Mr. Whitney continued, “Vicki is an exceptionally well-qualified executive with strong strategic ability, wide-ranging sales and marketing skills, and valuable expertise in both hospital sales and specialized clinical testing.  We believe Vicki will be an excellent addition to our organization and contribute substantially to Specialty’s efforts to achieve sustainable, profitable growth.  We’re delighted to have her on board and look forward to her contributions.”

Specialty is continuing its search for a qualified chief executive officer, and has begun the search for a new chief financial officer.  Kevin W. Johnson, currently Specialty’s Controller, has been appointed vice-president of finance, and will oversee the company’s finance and accounting functions following Mr. Sayer’s departure.  Mr. Johnson joined Specialty in May 2004, and previously served as the controller and director of finance for Medtronic MiniMed.

About Specialty

Specialty Laboratories performs highly advanced clinical tests used by physicians to diagnose, monitor and treat disease.  Offering an extensive menu of specialized testing options for more than ten major medical specialties, Specialty provides hospitals, laboratories and specialist physicians a single-source solution for their non-routine testing needs.  By focusing on complex and technologically advanced testing, Specialty does not directly compete with clients for routine testing work and offers clinical testing services that generally complement the laboratory capabilities of its clients.  Committed to outstanding client service and support, Specialty leads the industry with interconnectivity solutions for the efficient transmission of test orders and results.  Distinguished R&D capabilities support Specialty’s leadership position in specialized clinical testing.  Through internal research programs and technology partnerships, Specialty develops new and enhanced tests for reliable and cost-effective patient assessment.  Specialty’s Web address is www.specialtylabs.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements concerning Specialty’s positioning and ability to capitalize on future business opportunities and achieve sustainable profitability.  These forward-looking statements involve known and unknown risks which may cause the company’s actual results and performance to be materially different from the future results and performance stated or implied by the forward-looking statements.  In light of the significant uncertainties inherent in the forward-looking information included in this release, the inclusion of such information should not be regarded as a representation by Specialty or any other person that Specialty’s objectives or plans will be achieved.  Important factors which could cause our actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by Specialty Laboratories, including our periodic filings on Forms 10-K, 10-Q and 8-K.

Contact:

Greg Mann

Executive Director, Corporate Communications

Specialty Laboratories

661-799-6691

gmann@specialtylabs.com